Form N-SAR

Name of Registrant:		Seasons Series Trust

Name of Portfolio:		Mid Cap Growth Portfolio

Issuer:				CitiTrends, Inc.


Date of Offering:				01/26/06

Principal Amount of Total Offering:		$81,384,063

Unit Price:					$42.25

Underwriting Spread or Commission:		$1.27/ Share

Dollar Amount of Purchase:			$10,531,868

Number of Shares Purchased:			249,275 Shares

Offering Type:					U. S. Registered

Years of Continuous Operations:		The company has been
in continuous operation for greater than 3 years.

Name(s) of Underwriter(s) or
    Dealer(s) from whom Purchased:		Blaylock & Partners LP

Underwriting Syndicate Members:	Wachovia Securities
























Name of Portfolio:		International Equities Portfolio

Issuer: 				China Construction Bank Corp.

Date of Offering:				10/20/05

Principal Amount of Total Offering:		$26,485,943,000

Unit Price:					$2.35HKD

Underwriting Spread or Commission:		$0.059HKD/ Share

Dollar Amount of Purchase:			$17,661,072USD

Number of Shares Purchased:			960,000 Shares

Offering Type:					U. S. Registered

Years of Continuous Operations:		The company has been
in continuous operation for greater than 3 years.

Name(s) of Underwriter(s) or
Dealer(s) from whom Purchased:	Morgan Stanley Co.,
Inc. NY

Underwriting Syndicate Members:	Goldman Sachs Asia
LLC, China
International Capital
Corp. Ltd, Morgan
Stanley Dean Witter
Asia Ltd, CSFB (Hong
Kong) Ltd,.






























Name of Registrant:		Seasons Series Trust

Name of Portfolio:		Mid Cap Value Portfolio

Issuer:				Packaging Corp of America

Date of Offering:				12/15/05

Principal Amount of Total Offering:		$15,500,000

Unit Price:					$21.50

Underwriting Spread or Commission:		$0.810/ Share

Dollar Amount of Purchase:			$118,250

Number of Shares Purchased:			5,500 Shares

Offering Type:					U. S. Registered

Years of Continuous Operations:		The company has been
in continuous operation for greater than 3 years.

Name(s) of Underwriter(s) or
Dealer(s) from whom Purchased:	J.P. Morgan Securities,
Inc.

Underwriting Syndicate Members:	Goldman Sachs